Exhibit 5.2

CONSENT OF WOOD CANADA LIMITED

April 1, 2025

United States Securities and Exchange Commission

Re:	Registration Statement on Form F-10 (the "Registration Statement") of Endeavour Silver Corp. (the "Company").

Ladies and Gentlemen,

Wood Canada Limited hereby consents to the use of and reference to their name in the Registration Statement and in the documents incorporated therein by reference.

Wood Canada Limited hereby consents to the use of information derived from sections 1.1, 1.2, 1.7 - 1.13, 1.17.1, 1.17.2, 1.19 - 1.21, 2, 3, 11, 12.1, 12.1.1, 12.2, 13 -15, 16.1, 16.5 - 16.9, 16.9.1, 16.9.2, 17, 21.1, 21.2.1 - 21.2.4, 21.2.6, 21.2.7, 21.2.10 - 21.2.12, 21.3, 21.4.1, 21.4.2, 21.4.3, 21.4.4, 25.3 - 25.7, 25.11, 25.13 - 25.14, 26.1 - 26.5, and 27 of their report:  "NI 43-101 Technical Report on the Feasibility Study of the Terronera Project Jalisco State, Mexico - Amended" dated May 15, 2023, with an effective date of September 9, 2021 (the "Technical Report"), including extracts from or summaries of the Technical Report, in the Registration Statement and the documents incorporated therein by reference filed with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933.

On behalf of Wood Canada Limited,

/s/ signed

By: William Bagnell

Principal Mining Engineer and

Authorized Signor

WOOD CANADA LIMITED